UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

May 21, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2017, Sharing Services, Inc. (the “Company”) entered into and closed a transaction whereby the Company is acquiring a Forty-eight percent (48%) interest in 212 Technologies, LLC, a Montana limited liability company (“212 Tech”). Initially, the Company will acquire a Twenty-four percent (24%) interest in exchange for 5,628,750 shares of the Company’s Series A Preferred Stock and cash in the amount of $100,000.  The Stakeholder and Investment Agreement dated May 21, 2017 (the “Agreement”) also provides for (i) the acquisition by the Company of the remaining Twenty-four percent (24%) interest in 212 Tech at a future date in exchange for an additional 10,000,000 shares of the Company’s Series A Preferred Stock, when certain conditions are met; and (ii) the grant by 212 Tech to the Company of a non-exclusive, non-royalty bearing, perpetual, worldwide license of all of the Intellectual Property Rights developed and held by 212 Tech.

The foregoing description of the Agreement dated May 21, 2017, is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number

Description

Location

1.1

Stakeholder & Investment Agreement dated May 21, 2017

Provided herewith

by and between Sharing Services, Inc., 212 Technologies

LLC, Michael Darling and Camaron Corr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2017 SHARING SERVICES, INC. By: /s/ Jordan Brock Name: Jordan Brock Title: Chief Executive Officer/President